UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): May 10, 2022

Jones Soda Co.

(Exact Name of Registrant as Specified in Its Charter)

Washington

(State or Other Jurisdiction of Incorporation)

0-28820	52-2336602
(Commission File Number)	(IRS Employer Identification No.)

66 South Hanford Street, Suite 150, Seattle, Washington	98134
(Address of Principal Executive Offices)	(Zip Code)

(206) 624-3357

(Registrant's Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☒         Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐         Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐         Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐         Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

None

Securities registered pursuant to Section 12(g) of the Act:

Common Stock, no par value

 Item 1.01 Entry Into a Material Definitive Agreement

On May 10, 2022, Jones Soda Co. (the “Company”) and Simply Better Brands Corp. (“SBBC”) agreed to an amendment to the binding offer to purchase dated April 16, 2022 (the “Amendment”). The Amendment amends and restates the definition of “Due Diligence Period” to extend the period each of the Company and SBBC has to complete their respective due diligence investigations and receive acceptable tax analysis to May 31, 2022.

The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the full and complete text of the Amendment, which is attached hereto as Exhibit 2.1 to this Current Report on Form 8-K.

Item 5.07 Submission of Matters to a Vote of Security Holders.

At the Annual Meeting of Shareholders of the Company held on May 16, 2022, stockholders were requested to: 1) elect six directors to serve for a one-year term to expire at the 2023 annual meeting of shareholders; 2) approve an amendment to the Company’s Articles of Incorporation to increase the number of authorized shares of the Company’s common stock from 100,000,000 shares of common stock to 800,000,000 shares of common stock; 3) approve the Company’s 2022 Omnibus Equity Incentive Plan; 4) approve, on an advisory basis, the Company’s 2021 named executive officer compensation; 5) ratify the appointment of Armanino LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2022; and 6) recommend, by non-binding vote, the frequency of future advisory votes on executive compensation. The results of the voting on the matters submitted to the Company’s shareholders are as follows:

Proposal 1

The stockholders elected the following six directors to hold office until the 2023 annual meeting of stockholders or until their successors are duly elected and qualified based on the following votes:

Director	For	Withheld	Broker Non-Votes
Mark Murray	49,185,509	1,367,371	14,725,615
Paul Norman	48,499,952	2,052,928	14,725,615
Jamie Colbourne	47,210,926	3,341,954	14,725,615
Clive Sirkin	47,643,731	2,909,149	14,725,615
Alexander Spiro	47,104,045	3,448,835	14,725,615
Chad Bronstein	48,386,894	2,165,986	14,725,615

Proposal 2

The proposal to amend the Company’s Articles of Incorporation to increase the number of authorized shares was approved based on the following votes:

For	Against	Abstentions	Broker Non-Votes
53,844,887	11,251,923	181,685	-

Proposal 3

The proposal to approve the Company’s 2022 Omnibus Equity Incentive Plan was approved based on the following votes:

For	Against	Abstentions	Broker Non-Votes
44,208,135	4,900,353	1,444,392	14,725,615

Proposal 4

The proposal to approve, on an advisory basis, the Company’s 2021 named executive officer compensation was approved based on the following votes:

For	Against	Abstentions	Broker Non-Votes
46,365,417	2,631,230	1,556,233	14,725,615

Proposal 5

The proposal to ratify the appointment of Armanino LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2022 was approved based on the following votes:

For	Against	Abstentions
60,229,573	1,616,257	3,432,665

Proposal 6

The non-binding resolution to conduct future advisory votes on executive compensation every year was approved, and the voting results are set forth below:

One Year	Two Years	Three Years	Abstentions	Broker Non-Votes
48,171,851	753,765	369,318	1,257,946	-

Based on the recommendation of the Company’s board of directors and the voting results with respect to the advisory vote on the frequency of future advisory votes on executive compensation, the Company has adopted a policy to hold an advisory vote on executive compensation annually.

Important Notice

This Form 8-K does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. In connection with the proposed transaction between the Company and SBBC, SBBC is expected to file with the United States Securities and Exchange Commission (“SEC”) a Registration Statement on Form S-4 (the “Registration Statement”) that will include a Proxy Statement of the Company (the “Proxy Statement”) and a Prospectus of SBBC (the “Prospectus”), as well as other relevant documents concerning the proposed transaction. Investors and security holders of both the Company and SBBC are urged to read the Registration Statement and the Proxy Statement/Prospectus regarding the Transaction when it becomes available and any other relevant documents filed with the SEC, as well as any amendments or supplements to those documents, because they will contain important information about the proposed transaction. A free copy of the Proxy Statement/Prospectus, as well as other filings containing information about SBBC and the Company, may be obtained at the SEC’s Internet site (http://www.sec.gov), from SBBC by going to SBBC’s Investor Relations page on its website at https://www.simplybetterbrands.com/investor-relations, or from the Company by going to the Company’ Investor Relations page on its website at https://www.jonessoda.com/pages/investor-relations.

Participants in the Solicitation

This Form 8-K is not a solicitation of a proxy from any shareholder of SBBC or the Company. However, SBBC and the Company and certain of their directors and executive officers may be deemed to be participants in the solicitation of proxies from the shareholders of the Company in connection with the proposed transaction. Information about the directors and executive officers of the Company is set forth in the proxy statement for the Company’s 2022 annual meeting of shareholders, as filed with the SEC on a Schedule 14A on April 1, 2022. Information about the directors and executive officers of SBBC is set forth in the management information circular for SBBC’s 2021 annual general and special meeting of shareholders, as filed on the System for Electronic Document Analysis and Retrieval (SEDAR) on June 11, 2021. Additional information regarding the interests of these participants and other persons who may be deemed participants in the Transaction may be obtained by reading the Proxy Statement/Prospectus regarding the proposed transaction when it becomes available. Free copies of this document may be obtained as described in the preceding paragraph.

Item 9.01 Financial Statements and Exhibits

Exhibit No.	Description

2.1	Amendment to Binding Offer to Purchase dated May 10, 2022
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JONES SODA CO. (Registrant)

May 16, 2022	By:	/s/ Mark Murray
Mark Murray President and Chief Executive Officer